Exhibit 99.1

Boca Raton, FL – October 22, 2024 – Vocodia Holdings Corp  (OTCMKTS: VHAI), a leader in AI-driven conversational platforms, has filed and published a provisional patent (US 2024/0340375 A1) for its groundbreaking AI-powered system designed to automate telephony-based interactions. The system uses artificial intelligence and natural language processing (NLP) to manage real-time conversations between machines and humans, responding in under 10 milliseconds.

“This provisional patent marks a major advancement in AI communications,” said Brian Podolak, CEO of Vocodia. “We’re poised to replace human agents in sales and customer service with AI that delivers fast, natural responses.”

Vocodia is already in discussions with a potential partner to license and monetize this cutting-edge technology, further accelerating its market impact.

Key features include AI-driven call management, middleware for efficient data processing, real-time call logging, and omnichannel capabilities across telephony, SMS, email, and more. The platform is designed to streamline customer interactions and reduce operational costs for businesses.

About Vocodia Holdings Corp.

Vocodia is an AI software company that develops practical AI solutions, making them easily accessible for businesses through cloud-based platforms. These solutions are cost-effective and scalable to enterprise levels. Vocodia specializes in conversational AI, providing scalable enterprise-level AI sales and customer service solutions. Their Digital Intelligent Sales Agents (DISAs) are designed to sound and feel human, performing tasks that require human-like conversation, thereby reducing labor costs and enhancing communication effectiveness. For more information, please visit: http://www.vocodia.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” strategy,” “future,” “likely,” “may,”, “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks and uncertainties more fully in the section captioned “Risk Factors” in the Company’s Registration Statement on Form S-1 related to the public offering (SEC File No. File No. 333-269489) and other reports we file with the SEC. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, our actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date and undertake no duty to update such information except as required under applicable law.

Investor Relations Contact:

ir@vocodia.com

Investors can also call Vocodia’s Investor Relations (IR) line, DISA, 24x7 at 650-789-6556 for inquiries.